EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports RECORD revenues

for Fourth Quarter and full year 2019

GREENWOOD VILLAGE, COLO. (Feb. 5, 2020) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter and year ended December 31, 2019.

Financial Results:

•	Fourth quarter 2019 financial results:
•	Total revenues were $254.7 million and total non-GAAP adjusted revenues were $236.9 million.
•	GAAP operating income was $30.3 million, or 11.9% of total revenues, and non-GAAP operating income was $41.5 million, or 17.5% of non-GAAP adjusted revenues.
•	GAAP earnings per diluted share (EPS) was $0.70 and non-GAAP EPS was $0.98.
•	Cash flows from operations were $43.5 million, with non-GAAP free cash flow of $33.9 million.
•	Full year 2019 financial results:
•	Total revenues grew 14% year-over-year to a record high of $996.8 million and non-GAAP adjusted revenues were $927.7 million.
•	GAAP operating income was $126.1 million, or 12.7% of total revenues, and non-GAAP operating income was $165.7 million, or 17.9% of non-GAAP adjusted revenues.
•	GAAP EPS was $2.55 and non-GAAP EPS was $3.53.
•	Cash flows from operations were $151.1 million, with non-GAAP free cash flow of $113.8 million.

Shareholder Returns:

•	CSG declared its quarterly cash dividend of $0.2225 per share of common stock, or a total of approximately $7 million, to shareholders, bringing total 2019 dividends to approximately $29 million.
•	In February 2020, CSG’s Board of Directors approved an approximately 6% increase in CSG’s cash dividend, with quarterly payments of $0.235 per share of common stock to be paid in March 2020.

CSG Systems International, Inc.

February 5, 2020

•

During the quarter and full year 2019, CSG repurchased under its stock repurchase program, approximately 91,000 shares of its common stock for approximately $5 million and approximately 576,000 shares of its common stock for approximately $26 million, respectively.

Business Activities:

•

In December 2019, CSG entered into a five-year extension with Comcast, extending its partnership through December 31, 2025, as the provider of billing services for Comcast’s residential broadband, video, home, and voice customers.

•

On January 2, 2020, CSG acquired certain assets of Tekzenit, Inc., based in Dallas, Texas, that provides strategy, design engineering, and technology enablement to improve client experiences across all communication channels, for approximately $10 million.

“This was a solid quarter and year for CSG, with record revenue highlighting the quality of our execution,” said Bret Griess, president and chief executive officer for CSG.  “This past year has helped further position CSG as a trusted provider of solutions that help our clients better acquire, monetize, engage, and retain their customers.”

“The long-term contract extension we signed with our largest customer in December was a great affirmation of the value we are delivering to the broad communications and entertainment marketplace but was just one among many key sales wins.  We added many new logos to our mix of customers worldwide, further diversifying our base, and strengthening our competitive position.  Importantly, we remain well positioned to deliver even greater value in 2020 and beyond.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
			Percent			Percent
	2019	2018	Changed	2019	2018	Changed
GAAP Results:
Revenues	$254,747	$247,267	3%	$996,810	$875,059	14%
Operating Income	30,258	29,425	3%	126,109	104,932	20%
Operating Margin Percentage	11.9%	11.9%		12.7%	12.0%
EPS	$0.70	$0.64	9%	$2.55	$2.01	27%
Non-GAAP Results:
Adjusted Revenues	$236,907	$231,665	2%	$927,696	$859,457	8%
Operating Income	41,540	41,400	0%	165,702	147,855	12%
Adjusted Operating Margin Percentage	17.5%	17.9%		17.9%	17.2%
EPS	$0.98	$0.95	3%	$3.53	$3.06	15%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

CSG Systems International, Inc.

February 5, 2020

Results of Operations

GAAP Results: Total revenues for the fourth quarter of 2019 were $254.7 million, a 3% increase when compared to revenues of $247.3 million for the fourth quarter of 2018, and a 1% increase when compared to $251.4 million for the third quarter of 2019.  These increases can be mainly attributed to the continued growth in our cloud solutions.  Total revenues for the full year 2019 were $996.8 million, a 14% increase when compared to revenues of $875.1 million for the full year 2018.  The full year-over-year increase in revenues is primarily due to the acquisitions of Business Ink on February 28, 2018 and Forte on October 1, 2018, and to a lesser degree, the continued growth in our cloud solutions and managed services arrangements.

GAAP operating income for the fourth quarter of 2019 was $30.3 million, or 11.9% of total revenues, compared to $29.4 million, or 11.9% of total revenues, for the fourth quarter of 2018, and $33.4 million, or 13.3% of total revenues, for the third quarter of 2019.  GAAP operating income for the full year 2019 was $126.1 million, or 12.7% of total revenues, compared to $104.9 million, or 12.0% of total revenues, for the full year 2018.

GAAP EPS for the fourth quarter of 2019 was $0.70 as compared to $0.64 for the fourth quarter of 2018, and $0.66 for the third quarter of 2019.  GAAP EPS for the fourth quarter of 2019 was positively impacted by a 7% effective income tax rate for the quarter resulting primarily from an approximate $4 million net income tax benefit related to Comcast’s exercise of 0.4 million vested common stock warrants in December 2019.  CSG net settled Comcast’s exercise by paying cash of $12.9 million.  GAAP EPS for the full year 2019 was $2.55, compared to $2.01 for the full year 2018.  The increase in the full year GAAP EPS is reflective of the higher operating income for 2019, mainly due to the higher revenues, and to a much lesser degree, the lower effective income tax rate between years.

Non-GAAP Results:  Non-GAAP adjusted revenues for the fourth quarter of 2019 were $236.9 million, a 2% increase when compared to $231.7 million for the fourth quarter of 2018, and a 1% increase when compared to $235.1 million for the third quarter of 2019.  Total non-GAAP adjusted revenues for the full year 2019 were $927.7 million, an 8% increase when compared to $859.5 million for the full year 2018.

Non-GAAP operating income for the fourth quarter of 2019 was $41.5 million, or 17.5% of total non-GAAP adjusted revenues, compared to $41.4 million, or 17.9% of total non-GAAP adjusted revenues for the fourth quarter of 2018, and $42.7 million, or 18.2% of total non-GAAP adjusted revenues for the third quarter of 2019.  Non-GAAP operating income for the full year 2019 was $165.7 million, or 17.9% of total non-GAAP adjusted revenues, compared to $147.9 million, or 17.2% of total non-GAAP adjusted revenues for the full year 2018.

Non-GAAP EPS for the fourth quarter of 2019 was $0.98, compared to $0.95 for the fourth quarter of 2018, and $0.88 for the third quarter of 2019.  Non-GAAP EPS for the full year 2019 was $3.53 compared to $3.06 for the full year 2018.

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February 5, 2020

The increases in non-GAAP adjusted revenues and non-GAAP EPS between years are primarily due to the factors discussed above.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of December 31, 2019 were $182.7 million compared to $172.0 million as of September 30, 2019 and $162.9 million as of December 31, 2018. CSG had net cash flows from operations for the fourth quarters ended December 31, 2019 and 2018 of $43.5 million and $70.1 million, respectively, and had non-GAAP free cash flow of $33.9 million and $57.0 million, respectively.  For the year ended December 31, 2019 and 2018, CSG generated net cash flows from operations of $151.1 million and $143.3 million, respectively, and had non-GAAP free cash flow of $113.8 million and $86.2 million, respectively.

Summary of 2020 Financial Guidance

CSG is updating its initial financial guidance for the full year 2020, provided on December 17, 2019, following the announcement of its contract extension with Comcast, as follows:

	As of February 5, 2020	Previous
GAAP Measures:
Revenues	$990 - $1,030 million	$980 - $1,020 million
Operating Margin Percentage	No change	11.5% - 12.5%
EPS	$2.13 - $2.46	N/A
Cash Flows from Operating Activities	$130 - $155 million	N/A
Non-GAAP Measures:
Adjusted Revenues	$917 - $950 million	$907 - $940 million
Adjusted Operating Margin Percentage	No change	16.0% - 17.0%
EPS	$2.96 - $3.29	N/A

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, February 5, 2020 at 5:00 p.m. EST, to discuss CSG’s fourth quarter and full year results for 2019.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, dial 1-888-254-3590 and ask the operator for the CSG conference call and David Banks, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com.  Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

February 5, 2020

About CSG

For more than 35 years, CSG has simplified the complexity of business, delivering innovative customer engagement solutions that help companies acquire, monetize, engage and retain customers. Operating across more than 120 countries worldwide, CSG manages billions of critical customer interactions annually, and its award-winning suite of software and services allow companies across dozens of industries to tackle their biggest business challenges and thrive in an ever-changing marketplace. CSG is the trusted partner for driving digital innovation for hundreds of leading global brands, including AT&T, Charter Communications, Comcast, DISH, Eastlink, Formula One, iflix, Maximus, MTN and Telstra. To learn more, visit our website at csgi.com and connect with us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenues from its two largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software solution sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

February 5, 2020

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$156,548	$139,277
Short-term investments	26,109	23,603
Total cash, cash equivalents and short-term investments	182,657	162,880
Settlement assets	169,327	124,627
Trade accounts receivable:
Billed, net of allowance of $3,735 and $3,115	244,058	235,827
Unbilled	33,450	37,227
Income taxes receivable	4,297	6,720
Other current assets	35,293	32,286
Total current assets	669,082	599,567
Non-current assets:
Property and equipment, net of depreciation of $98,029 and $93,278	84,429	81,813
Operating lease right-of-use assets	94,847	-
Software, net of amortization of $125,437 and $119,381	32,526	36,400
Goodwill	259,164	255,816
Acquired client contracts, net of amortization of $93,767 and $82,692	55,105	65,456
Client contract costs, net of amortization of $31,526 and $43,051	50,746	37,289
Deferred income taxes	9,392	11,087
Other assets	27,739	26,934
Total non-current assets	613,948	514,795
Total assets	$1,283,030	$1,114,362
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$10,313	$7,500
Operating lease liabilities	22,442	-
Client deposits	38,687	36,889
Trade accounts payable	32,704	45,386
Accrued employee compensation	77,527	61,107
Settlement liabilities	168,342	123,613
Deferred revenue	45,094	40,236
Income taxes payable	2,806	218
Other current liabilities	20,778	35,442
Total current liabilities	418,693	350,391
Non-current liabilities:
Long-term debt, net of unamortized discounts of $10,053 and $14,549	346,509	352,326
Operating lease liabilities	78,936	-
Deferred revenue	18,552	17,527
Income taxes payable	2,543	2,284
Deferred income taxes	6,376	8,205
Other non-current liabilities	14,759	22,605
Total non-current liabilities	467,675	402,947
Total liabilities	886,368	753,338
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 32,891 and 33,158 shares outstanding	696	693
Common stock warrants; zero and 439 warrants vested; 950 and 1,425 warrants issued	-	9,082
Additional paid-in capital	454,663	441,417
Treasury stock, at cost; 35,356 and 34,779 shares	(867,817)	(842,360)
Accumulated other comprehensive income (loss):
Unrealized gains on short-term investments, net of tax	16	2
Cumulative foreign currency translation adjustments	(39,519)	(42,937)
Accumulated earnings	848,623	795,127
Total stockholders' equity	396,662	361,024
Total liabilities and stockholders' equity	$1,283,030	$1,114,362

CSG Systems International, Inc.

February 5, 2020

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues	$254,747	$247,267	$996,810	$875,059

Cost of revenues (exclusive of depreciation, shown separately below)	131,871	130,180	525,122	449,820
Other operating expenses:
Research and development	32,207	32,225	127,994	124,034
Selling, general and administrative	53,345	48,793	191,329	169,308
Depreciation	5,503	5,011	21,422	18,304
Restructuring and reorganization charges	1,563	1,633	4,834	8,661
Total operating expenses	224,489	217,842	870,701	770,127
Operating income	30,258	29,425	126,109	104,932
Other income (expense):
Interest expense	(4,300)	(4,465)	(17,748)	(17,667)
Amortization of original issue discount	(720)	(680)	(2,819)	(2,664)
Interest and investment income, net	457	390	1,785	2,646
Loss on extinguishment of debt	-	-	-	(810)
Other, net	(1,481)	897	(1,604)	550
Total other	(6,044)	(3,858)	(20,386)	(17,945)
Income before income taxes	24,214	25,567	105,723	86,987
Income tax provision	(1,633)	(4,669)	(22,953)	(20,857)
Net income	$22,581	$20,898	$82,770	$66,130

Weighted-average shares outstanding:
Basic	31,967	32,329	32,051	32,488
Diluted	32,443	32,602	32,465	32,855

Earnings per common share:
Basic	$0.71	$0.65	$2.58	$2.04
Diluted	0.70	0.64	2.55	2.01

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February 5, 2020

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net income	$82,770	$66,130
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	21,422	18,304
Amortization	45,700	44,328
Amortization of original issue discount	2,819	2,664
Asset impairment	438	1,851
Gain on short-term investments and other	(364)	(101)
Loss on extinguishment of debt	-	810
Deferred income taxes	(77)	4,913
Stock-based compensation	19,919	19,358
Subtotal	172,627	158,257
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(4,015)	(138)
Other current and non-current assets and liabilities	(17,727)	(23,179)
Income taxes payable/receivable	4,771	5,055
Trade accounts payable and accrued liabilities	(10,317)	(7,146)
Deferred revenue	5,737	10,492
Net cash provided by operating activities	151,076	143,341

Cash flows from investing activities:
Purchases of software, property and equipment	(37,319)	(57,104)
Purchases of short-term investments	(54,258)	(75,022)
Proceeds from sale/maturity of short-term investments	52,135	190,778
Acquisition of and investments in business, net of cash acquired	(17,194)	(144,791)
Net cash used in investing activities	(56,636)	(86,139)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,227	2,311
Payment of cash dividends	(29,126)	(27,979)
Repurchase of common stock	(30,918)	(34,726)
Exercise of common stock warrants	(12,911)	-
Proceeds from long-term debt	-	150,000
Payments on long-term debt	(7,500)	(125,625)
Payments of deferred financing costs	-	(1,490)
Net cash used in financing activities	(78,228)	(37,509)
Effect of exchange rate fluctuations on cash	1,059	(2,659)

Net increase in cash and cash equivalents	17,271	17,034

Cash and cash equivalents, beginning of period	139,277	122,243
Cash and cash equivalents, end of period	$156,548	$139,277

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$16,064	$15,857
Income taxes	18,358	10,426

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February 5, 2020

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Components of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Cloud and related solutions	$230,044	$224,347	$214,987
Software and services	12,757	14,406	18,528
Maintenance	11,946	12,661	13,752
Total revenues	$254,747	$251,414	$247,267

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Cloud and related solutions	$896,164	$766,377
Software and services	52,364	58,101
Maintenance	48,282	50,581
Total revenues	$996,810	$875,059

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Comcast	24%	23%	22%
Charter	20%	20%	18%

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Comcast	23%	25%
Charter	20%	20%

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Americas	88%	87%	85%
Europe, Middle East and Africa	8%	9%	10%
Asia Pacific	4%	4%	5%
Total revenues	100%	100%	100%

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Americas	87%	85%
Europe, Middle East and Africa	9%	10%
Asia Pacific	4%	5%
Total revenues	100%	100%

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February 5, 2020

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenues, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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February 5, 2020

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenues	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on extinguishment of debt	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenues provides management and investors an additional means to use to compare CSG’s current revenues with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring core business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of

CSG Systems International, Inc.

February 5, 2020

acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the extinguishment of debt, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

CSG Systems International, Inc.

February 5, 2020

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenues:

The reconciliations of GAAP revenues to non-GAAP adjusted revenues for the indicated periods are as follows (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP revenues	$254,747	$247,267	$996,810	$875,059
Less: Transaction fees	(17,840)	(15,602)	(69,114)	(15,602)
Non-GAAP adjusted revenues (1)	$236,907	$231,665	$927,696	$859,457
(1)

Non-GAAP adjusted revenues are defined as GAAP revenues less transaction fees.  Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP operating income	$30,258	$29,425	$126,109	$104,932
Restructuring and reorganization charges (2)	1,563	1,633	4,834	8,661
Acquisition-related expenses:
Amortization of acquired intangible assets	3,095	3,326	12,603	9,699
Earn-out compensation	-	1,260	1,260	1,260
Transaction-related costs	-	1,034	-	3,653
Stock-based compensation (2)	6,624	4,722	20,896	19,650
Non-GAAP operating income	$41,540	$41,400	$165,702	$147,855

Non-GAAP adjusted revenues (1)	$236,907	$231,665	$927,696	$859,457
Non-GAAP adjusted operating margin percentage	17.5%	17.9%	17.9%	17.2%
(2)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

CSG Systems International, Inc.

February 5, 2020

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	December 31, 2019		December 31, 2018
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$22,581	$0.70	$20,898	$0.64
GAAP income tax provision (3)	1,633		4,669
GAAP income before income taxes	24,214		25,567
Restructuring and reorganization charges (2)	1,563		1,633
Acquisition-related costs:
Amortization of acquired intangible assets	3,095		3,326
Earn-out compensation	-		1,260
Transaction-related costs	-		1,034
Stock-based compensation (2)	6,624		4,722
Amortization of OID	720		680
Non-GAAP income before income taxes	36,216		38,222
Non-GAAP income tax provision (3)	(4,306)		(7,247)
Non-GAAP net income	$31,910	$0.98	$30,975	$0.95

	Year Ended		Year Ended
	December 31, 2019		December 31, 2018
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$82,770	$2.55	$66,130	$2.01
GAAP income tax provision (3)	22,953		20,857
GAAP income before income taxes	105,723		86,987
Restructuring and reorganization charges (2)	4,834		8,661
Acquisition-related expenses:
Amortization of acquired intangible assets	12,603		9,699
Earn-out compensation	1,260		1,260
Transaction-related costs	-		3,653
Stock-based compensation (2)	20,896		19,650
Loss on extinguishment of debt	-		810
Amortization of OID	2,819		2,664
Non-GAAP income before income taxes	148,135		133,384
Non-GAAP income tax provision (3)	(33,404)		(32,786)
Non-GAAP net income	$114,731	$3.53	$100,598	$3.06
(3)

For the fourth quarter and year ended December 31, 2019 the GAAP effective income tax rates were approximately 7% and 22%, respectively, and the non-GAAP effective income tax rates were approximately 12% and 23%, respectively.

For the fourth quarter and year ended December 31, 2018, the GAAP effective income tax rates were approximately 18% and 24%, respectively, and the non-GAAP effective income tax rates were approximately 19% and 25%, respectively.

(4)

The outstanding diluted shares for the fourth quarter and year ended December 31, 2019 were 32.4 million and 32.5 million, respectively, and for the fourth quarter and year ended December 31, 2018 were 32.6 million and 32.9 million, respectively.

CSG Systems International, Inc.

February 5, 2020

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP net income	$22,581	$20,898	$82,770	$66,130
GAAP income tax provision (3)	1,633	4,669	22,953	20,857
Interest expense (5)	4,300	4,465	17,748	17,667
Amortization of OID	720	680	2,819	2,664
Loss on extinguishment of debt	-	-	-	810
Interest and investment income and other, net	1,024	(1,287)	(181)	(3,196)
GAAP operating income	30,258	29,425	126,109	104,932
Restructuring and reorganization charges (2)	1,563	1,633	4,834	8,661
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,095	3,326	12,603	9,699
Earn-out compensation	-	1,260	1,260	1,260
Transaction-related costs	-	1,034	-	3,653
Stock-based compensation (2)	6,624	4,722	20,896	19,650
Amortization of other intangible assets (6)	2,897	2,521	10,641	9,517
Amortization of client contract costs (6)	4,705	6,096	20,779	23,381
Depreciation	5,503	5,011	21,422	18,304
Non-GAAP adjusted EBITDA	$54,645	$55,028	$218,544	$199,057
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	23%	24%	24%	23%
(5)	Interest expense includes amortization of deferred financing costs as provided in Note 6 below.
(6)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Amortization of acquired intangible assets	$3,095	$3,326	$12,603	$9,699
Amortization of other intangible assets	2,897	2,521	10,641	9,517
Amortization of client contract costs	4,705	6,096	20,779	23,381
Amortization of deferred financing costs	424	411	1,677	1,731
Total amortization	$11,121	$12,354	$45,700	$44,328

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash flows from operating activities	$43,549	$70,072	$151,076	$143,341
Purchases of software, property and equipment	(9,613)	(13,057)	(37,319)	(57,104)
Non-GAAP free cash flow	$33,936	$57,015	$113,757	$86,237

CSG Systems International, Inc.

February 5, 2020

Non-GAAP Financial Measures – 2020 Financial Guidance

Non-GAAP Adjusted Revenues:

The reconciliation of GAAP revenues to non-GAAP adjusted revenues, as included in CSG’s 2020 full year financial guidance, is as follows:

	2020 Guidance Range
	Low Range	High Range
GAAP revenues	$990,000	$1,030,000
Less: Transaction fees	(73,000)	(80,000)
Non-GAAP adjusted revenues	$917,000	$950,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2020 full year financial guidance, is as follows (in thousands, except percentages):

	2020 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$114,000	$128,600
Restructuring and reorganization charges	100	100
Acquisition-related expenses:
Amortization of acquired intangible assets	11,400	11,400
Stock-based compensation	21,500	21,500
Non-GAAP operating income	$147,000	$161,600

Operating Margin Percentage
GAAP revenues	$990,000	$1,030,000
GAAP operating margin percentage	11.5%	12.5%

Non-GAAP adjusted revenues	$917,000	$950,000
Non-GAAP adjusted operating margin percentage	16.0%	17.0%

CSG Systems International, Inc.

February 5, 2020

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2020 full year financial guidance is as follows (in thousands, except per share amounts):

	2020 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$68,800	$2.13	$79,500	$2.46
GAAP income tax provision (7)	25,500		29,400
GAAP income before income taxes	94,300		108,900
Restructuring and reorganization charges	100		100
Acquisition-related expenses:
Amortization of acquired intangible assets	11,400		11,400
Stock-based compensation	21,500		21,500
Amortization of OID	3,000		3,000
Non-GAAP income before income taxes	130,300		144,900
Non-GAAP income tax provision (7)	(34,500)		(38,400)
Non-GAAP net income	$95,800	$2.96	$106,500	$3.29

(7)	For 2020, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 27%.
(8)	The weighted-average diluted shares outstanding are expected to be approximately 32 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2020 full year financial guidance (in thousands, except percentages):

	2020 Guidance Range
	Low Range	High Range
GAAP net income	$68,800	$79,500
GAAP income tax provision (7)	25,500	29,400
Interest expense	16,800	16,800
Amortization of OID	3,000	3,000
Interest and investment income and other, net	(100)	(100)
GAAP operating income	114,000	128,600
Restructuring and reorganization charges	100	100
Acquisition-related expenses:
Amortization of acquired intangible assets	11,400	11,400
Stock-based compensation	21,500	21,500
Amortization of other intangible assets	9,000	9,000
Amortization of client contract costs	18,700	18,700
Depreciation	27,700	27,700
Non-GAAP adjusted EBITDA	$202,400	$217,000
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	22%	23%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2020 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$130,000	$155,000
Purchases of software, property and equipment	(25,000)	(35,000)
Non-GAAP free cash flow	$105,000	$120,000